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                                                                    Exhibit 23.2
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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of GBC Bancorp of our report dated February 26, 1999 on the consolidated balance sheet of GBC Bancorp and Subsidiaries as of December 31, 1998, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the year then ended, appearing in and incorporated by reference in the Annual Report on Form 10-K of GBC Bancorp for the year ended December 31, 1998.


Deloitte & Touche LLP

Los Angeles, California
January 24, 2000